Exhibit 99.1

FOR IMMEDIATE RELEASE

TAKUNG REPORTS $1.90 BILLION IN ONLINE TRADING TRANSACTIONS
AND ADDS NINE NEW LISTINGS IN MARCH 2017

Company Expects to Expand Product Offerings in 2017

Hong Kong, April 11, 2017 -- Takung Art Co., Ltd. (NYSE:TKAT), an online platform for acquiring shared ownership units in Asian and other fine art, jewelry and precious gems, today said it processed transactions totaling US$1.90 billion in the 23-day trading month of March 2017, a 494 percent increase on total transactions of US$319.36 million recorded in the 21-day trading month of March 2016.

Total trading transaction value in the first quarter of 2017 was US$4.74 billion, an increase of 483 percent on total transactions of US$812.79 million in the like year-ago period.

Takung added nine new listings in March 2017, bringing the total number of artworks trading on its platform to 199.

As reported in the company’s 2016 annual report, and noted in its recent conference call to investors, the platform’s rising transaction volume and strong liquidity have helped the company maximize total artwork listings. This, in turn, maximizes both listing and management fees, which together contributed two-thirds of Takung’s revenue in 2016.

“With a well-established and active trading platform,” said CEO Di Xiao, “we expect the Takung program to expand in 2017 to include even more emerging artists and artwork, as well as non-art-related product offerings for which we believe there will be considerable interest among our traders. Our focus is always to provide trading and ownership opportunities to our target audience, China’s burgeoning middle class.”

Since December 2013, Takung has provided a way for art collectors and investors to buy and sell ownership units in valuable paintings, calligraphies, jewelry and precious gems. Takung’s unique approach is to divide selected artwork into equal ownership units based on its appraised value. Traders can then buy and sell these units online via a client app available for download from the company’s commercial website. While most of the traders on the platform are currently located in mainland China, Takung announced last year an expansion of operations to increase its trader base with residents of Russia, Mongolia, Australia and New Zealand.

Currently there are two types of listings on the Takung site - an individual artwork or a portfolio of several pieces. Most of the listed artworks trade actively and have shown significant appreciation following their initial sale and introduction on the site. Each listing - with its initial offering price and current price and value - can be found on Takung’s corporate website at http://www.takungart.com/portfolio/listed-artwork.

ABOUT TAKUNG ART CO., LTD: www.takungart.com

Based in Hong Kong, Takung Art Co., Ltd. is an online trading platform for acquiring shared ownership in Asian and other fine art, jewelry and precious gems. This proprietary platform allows collectors and investors - including those with modest financial resources -- to buy and sell units of these assets and participate in the booming Asian art market. The company's shared-ownership business model significantly expands the number of interactions between sellers and buyers of fine art far beyond those generated by art galleries and auction houses alone.

Takung operates its online trading platform via three wholly-owned subsidiaries, Hong Kong Takung Assets and Equity of Artworks Exchange Co. Ltd., Takung (Shanghai) Co., Ltd., and Takung Cultural Development (Tianjin) Co., Ltd.

FORWARD-LOOKING STATEMENTS

This press release may contain projections or other forward-looking statements regarding future events or our future financial performance. All statements other than present and historical facts and conditions contained in this release, including any statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These statements are only predictions and reflect our current beliefs and expectations with respect to future events and are based on assumptions and subject to risk and uncertainties and subject to change at any time. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Actual events or results may differ materially from those contained in the projections or forward-looking statements.

Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Contacts:

Takung Art Co., Ltd.
Leslie Chow
+852 31580977
leslie.chow@takungae.com

Asia IR-PR - Investor Relations
Jimmy Caplan
512-329-9505
jimmy@asia-irpr.com

Asia IR-PR - Media Relations
Rick Eisenberg
212-496-6828
rick@asia-irpr.com

SOURCE: Takung Art Co., Ltd.